UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MARBLEGATE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	92-2142791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Greenwich Office Park, Suite 400

Greenwich, Connecticut 06831

(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.0001 per share	OTCQX® Best Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	OTCQX® Best Market

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities being registered hereby are common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”) of Marblegate Capital Corporation (the “Company”). The description of the Common Stock and the Warrants set forth under the heading “Description of New MAC Securities” in the final prospectus and definitive proxy statement, dated February 14, 2025, filed with the Securities and Exchange Commission on February 14, 2025, and forming a part of the Company’s registration statement on Form S-4 (File No. 333-283675) (the “Registration Statement”) to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed with the U.S. Securities and Exchange Commission is also incorporated by reference herein.

In addition, the Registrant hereby incorporates its most recent Annual Report on Form 10-K (the “Form 10-K”) (File No. 333-283675) filed with the Securities and Exchange Commission on April 7, 2025, including the “Description of Securities” attached as Exhibit 4.5 to the Company’s Form 10-K, which updates the “Description of New MAC Securities” contained in the Registration Statement.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Marblegate Capital Corporation (incorporated by reference to Exhibit 3.1 to Marblegate Capital Corporation’s Annual Report on Form 10-K (File No. 333-283675) filed with the SEC on April 7, 2025).

3.2	Amended and Restated Bylaws of Marblegate Capital Corporation (incorporated by reference to Exhibit 3.2 to Marblegate Capital Corporation’s Annual Report on Form 10-K (File No. 333-283675) filed with the SEC on April 7, 2025).

4.1	Specimen Common Stock Certificate of Marblegate Capital Corporation (incorporated by reference to Exhibit 4.1 to Marblegate Capital Corporation’s Annual Report on Form 10-K (File No. 333-283675) filed with the SEC on April 7, 2025).

4.2	Specimen Warrant Certificate of Marblegate Capital Corporation (incorporated by reference to Exhibit 4.2 to Marblegate Capital Corporation’s Annual Report on Form 10-K (File No. 333-283675) filed with the SEC on April 7, 2025).

4.3	Warrant Agreement, dated September 30, 2021, by and between Continental Stock Transfer & Trust Company and Marblegate Acquisition Corp. (incorporated by reference to Exhibit 4.1 to Marblegate Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on October 5, 2021).

4.4	Warrant Assumption Agreement, dated April 7, 2025, by and among Marblegate Acquisition Corp., Marblegate Capital Corporation, and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Marblegate Capital Corporation’s Annual Report on Form 10-K (File No. 333-283675) filed with the SEC on April 7, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARBLEGATE CAPITAL CORPORATION

Date: April 9, 2025	By:	/s/ Andrew Milgram
Name: Andrew Milgram
Title: Chief Executive Officer